Exhibit 10.1

AMENDMENT NO. 3 TO THE 2017 EQUITY INCENTIVE PLAN

OF

ONE STOP SYSTEMS, INC.

WHEREAS, the Board of Directors and stockholders of One Stop Systems, Inc. (the “Company”) have each adopted and approved the Company’s 2017 Equity Incentive Plan, dated as of October 10, 2017, as amended by (i) that Amendment No. 1 to the 2017 Equity Incentive Plan of the Company, dated as of June 24, 2020, and (ii) that Amendment No. 2 to the 2017 Equity Incentive Plan of the Company, dated as of May 19, 2021 (as amended, the “Plan”);

WHEREAS, pursuant to Section 4(a) of the Plan, a total of 3,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Company desires to increase the aggregate number of shares authorized for issuance under the Plan to 5,000,000 shares of Common Stock, including shares previously issued thereunder; and

WHEREAS, Section 16 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan on May 15, 2024:

1. Section 4(a) of the Plan is hereby amended and restated to read in its entirety as follows:

(a) Shares Subject to the Plan. Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the Award Shares that may be issued pursuant to Stock Awards shall not exceed in the aggregate Five Million (5,000,000) shares of the Company’s Common Stock. Of such amount, Five Million (5,000,000) Award Shares may be issued pursuant to Incentive Stock Options. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares are reacquired by the Company which were initially the subject of a Stock Award Agreement, the Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the Award Shares so reacquired, shall again be available for grant or issuance under the Plan.

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 to the 2017 Equity Incentive Plan as of May 15, 2024.

ONE STOP SYSTEMS, INC.

By:	/s/ Michael Knowles
Name: Its:	Michael Knowles President and Chief Executive Officer